Andrew G. Gould
C/O BION ENVIRONMENTAL TECHNOLOGIES INC.
7921 SOUTHPARK PLAZA, SUITE 200
LITTLETON, CO 80120
DIRECT TEL 914-723-2560

                                EMPLOYMENT

1981 - present: ARTHUR P. GOULD & CO., LAKE SUCCESS, NEW YORK: merchant bankers. Managing Director, venture-finance, principal-finance, and technology-transfer group. In international settings, raised capital, recruited management, organized direct investments, organized corporate partnerships for clients in fields including medical imaging, semiconductor materials and devices, therapeutic and diagnostic medical devices, information technology, natural resources, logistics, food production and processing, industrial products, and consumer products. Initiated and negotiated formation of merchant banking partnerships, and trained and supervised affiliates in Tokyo, Japan, and Tel Aviv, Israel. Initiated and negotiated correspondent relationships in France, Germany, Switzerland, People's Republic of China, and Sweden.

1998 - 2000: DZ ISRAEL ASSOCIATES, TEL AVIV, ISRAEL: venture bankers and investors. Special Principal, U.S. Representative and new business development manager.

CURRENT BOARD MEMBERSHIPS

* Storlogic Ltd.: An Israeli/U.S. developer and manufacturer of network-attached storage and other server hardware and software.

* Regency Stocks & Commodities Fund LP: A U.S. investment partnership trading financial futures and equities using proprietary, systems-based trading methods.

CURRENT LICENSES

Commodities Futures Trading Commission, 1998, Series 3

MISCELLANEOUS

Education: M.B.A., 1983, high honors: New York University (finance and economics) B.A., 1976, cum laude: Yale University (philosophy)

Languages: Russian, German, Spanish, Polish, Chinese (fluent)
Italian, French, Portuguese, Yiddish, Hebrew (conversational)